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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 28, 2003



                             NEW WORLD PASTA COMPANY
               (Exact Name of Registrant as Specified in Charter)

           Delaware                   333-76763                  52-2006441
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
       of Incorporation)             File Number)            Identification No.)


   85 Shannon Road, Harrisburg, PA                                  17112
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (717) 526-2200

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                      INFORMATION TO BE INCLUDED IN REPORT

Item 4. Changes in Registrant's Certifying Accountant

     On March 18, 2003, the Board of Directors of New World Pasta Company (the "Company"), upon the recommendation of its Audit Committee: (i) authorized the engagement of KPMG LLP ("KPMG") as the Company's independent auditors for the calendar year ended December 31, 2002; and (ii) authorized the dismissal of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors. KPMG was appointed as the Company's independent auditors on March 28, 2003. KPMG had served as the Company's independent auditors from January 28, 1999, when the Company's current stockholders acquired the Company, through September 18, 2002. Ernst & Young was appointed as the Company's independent auditors on September 18, 2002, and was notified of their dismissal on March 28, 2003.

     Ernst & Young has not reported on the Company's consolidated financial statements for the year ended December 31, 2002 or any year, or any interim period. During the period subsequent to the appointment of Ernst & Young as the Company's independent auditors, and through the date of this Form 8-K, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for the year ended December 31, 2002 or any year, or any interim period, had they issued such a report.

     On November 20, 2002, the Company announced that it was unable to complete its financial statements for the three and nine month periods ended September 28, 2002 and, therefore, could not timely file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for such periods. The Company said that it became aware that its internal financial statements were incorrectly stated, primarily with respect to accounts receivable and inventory balances, but had not determined the extent by which these accounts may be misstated or the impact on prior financial statements. The Company was reviewing the situation and believed that these inaccuracies were primarily a result of inadequate system design, integration and implementation.

     On November 20, 2002 New World Pasta Company cautioned that pending completion of its review, its financial statements for the 2002 quarterly periods, the 2001 quarterly periods, and for the year 2001, and the accompanying independent auditor's report of KPMG on its 2001 financial statements, should not be relied upon.

     On November 14, 2002, Ernst & Young informed the Company that, in their view, the Company's systems of internal control and disclosure control were not adequately designed nor functioning properly to produce reliable financial statements at that time, and that Ernst & Young believed that a significant expansion of their audit scope would be necessary to complete the 2002 audit of the Company's financial statements.

     Ernst & Young's communications regarding these internal controls and disclosure controls and the anticipated expansion of their audit scope did not impact the Company's decision to change independent auditors.

     The Company has authorized Ernst & Young to respond fully to any inquiries of the Company's successor independent auditors.

     The Company has requested Ernst & Young to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated March 28, 2003 is filed as Exhibit 16 to this Form 8-K.

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     KPMG had served as the Company's auditors during the years ended December
31, 2001 and 2000, and for the interim period from January 1, 2002 through September 18, 2002, and during those time periods the Company consulted with KPMG on matters relating to KPMG's audits and related services. During the period from September 18, 2002 through the date of this Form 8-K, neither the Company nor anyone on its behalf consulted KPMG regarding any of the matters or reportable events listed in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(c)     Exhibits

        Exhibit 16 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 28, 2003.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereupon duly authorized.

                                           NEW WORLD PASTA COMPANY


Date: March 28, 2003                       By:      /s/ J. Michael McIlwain
                                               -------------------------------
                                           Name: J. Michael McIlwain
                                           Title:    Vice President, Finance